EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2014 Employee and Consultant Compensation Plan of Big Tree Group, Inc. (the “Company”) of our report dated May 13, 2014 with respect to the consolidated financial statements of the Company included in its December 31, 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

/s/ RBSM LLP

New York, New York
June 13, 2014